UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 23, 2012

MACC PEI Liquidating Trust
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-24412	45-6510799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24040 Camino Del Avion #A307, Monarch Beach, California	92629
(Address of Principal Executive Offices)	(Zip Code)

(319) 363-8249
Registrant’s Telephone Number, Including Area Code
___________________________________________________________________________________________________ (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Sale of Significant Portfolio Asset

On January 17, 2012, MACC PEI Liquidating Trust (the “Trust”), received net proceeds of $3,233,254 from the merger transaction (the “Transaction”) of Aviation Manufacturing Group, LLC.  An additional amount of approximately $520,328 has been placed in an escrow account and may be released to the Company upon the satisfaction of certain conditions of the Transaction.

On January 18, 2012, the Trust paid $2,118,083.33 to Farmers & Merchants Savings Bank (“F&M Bank”) as payment in full of all principal and interest due F&M Bank on the promissory note executed November 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 24, 2012

MACC PEI LIQUIDATING TRUST

By:	/s/ Kevin J. Gadawski
Kevin J. Gadawski, President
NL STRATEGIES, INC., Managing Trustee